UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
On September 4, 2008, a Proposed Order of Hearing Examiner was issued in the phase-two proceeding established in a November 16, 2007 Final Order issued by the Maryland Public Service Commission (PSC of MD) related to a rate case filed by Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. This phase-two proceeding was conducted to review Washington Gas’s request to implement a Performance-Based Rate (PBR) plan and issues raised by the parties associated with Washington Gas’s business process outsourcing (BPO) agreement.
Consistent with Washington Gas’s current accounting methodology, the Proposed Order approved 10-year amortization accounting for initial implementation costs related to Washington Gas’s BPO plan. At June 30, 2008, Washington Gas had a regulatory asset of $6.2 million, net of amortization, for these initial implementation costs related to the Maryland jurisdiction. Washington Gas’s application seeking approval of a PBR plan, however, was denied. Additionally, the Proposed Order:
(i)	directs Washington Gas to obtain an independent management audit to provide a comprehensive review of the reasonableness of Washington Gas’s internal structures, and whether outsourcing or other methods should be used to maximize effectiveness within the organization and
(ii)	directs the initiation of a service collaboration process in which Washington Gas is directed to engage in discussions with the Staff of the PSC of MD, the Maryland Office of People’s Counsel and interested parties to develop appropriate customer service metrics and a periodic report form for reporting results .
The Proposed Order will become a final order of the PSC of MD on October 7, 2008, unless any party in the proceeding files an appeal with the PSC of MD before that date.
Additionally, On September 4, 2008, the PSC of MD issued a letter order docketing a new proceeding to consider issues that were raised in a July 24, 2008 petition by the Office of Staff Counsel of the PSC of MD to establish an investigation into Washington Gas’s asset management program as well as into the cost recovery of its gas purchases. In response to matters to be addressed in this proceeding, Washington Gas intends to demonstrate that both its asset management program and its gas cost recovery mechanisms are consistent with regulatory requirements and in the best interest of both its customers and shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: September 16, 2008
/s/ Mark P. O’Flynn

Mark P. O’Flynn Controller (Principal Accounting Officer)